EXHIBIT 23.2
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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of SurModics, Inc. on Form S-8 of our report dated October 22, 2002, relating to the financial statements of SurModics, Inc. as of and for the year ended September 30, 2002, incorporated by reference in the Annual Report on Form 10-K of SurModics, Inc. for the year ended September 30, 2002.



/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
April 1, 2003